EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-266362) pertaining to the 2020 Incentive Award Plan of Lemonade, Inc., Metromile, Inc. 2021 Equity Incentive Plan, and the Metromile, Inc. Amended and Restated 2011 Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-254011) pertaining to the 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan of Lemonade, Inc.,
(3)Registration Statement (Form S-8 No. 333-239656) pertaining to the 2020 Incentive Award Plan, 2020 Employee Stock Purchase Plan, and the Amended and Restated 2015 Incentive Share Option Plan,
(4)Registration Statement (Form S-3ASR No. 333-268695) of Lemonade, Inc.,
(5)Registration Statement (Form S-8 No. 333-270247) pertaining to the 2020 Incentive Award Plan,
(6)Registration Statement (Form S-8 No. 333-333-277485) pertaining to the 2020 Incentive Award Plan, and
(7)Registration Statement (Form S-8 No. 333-285282) pertaining to the 2020 Incentive Award Plan of our reports dated February 25, 2026, with respect to the consolidated financial statements and schedule listed in the Index at Item 15(a)(2) of Lemonade, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Lemonade, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Lemonade, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

New York, New York
February 25, 2026